EXHIBIT 32
Officer Certification under 18 USC 1350
We, the undersigned Chief Executive Officer and Chief Financial Officer of AXS-One Inc. (the “issuer”), do hereby certify that this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: November 13, 2008	/s/ William P. Lyons
William P. Lyons
Chief Executive Officer and Chairman of the Board

/s/ Joseph P. Dwyer
Joseph P. Dwyer
Executive Vice President, Chief Financial Officer and Treasurer